Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 24, 2009 relating to the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting of BroadVision, Inc. which is included in BroadVision, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California
May 8, 2009